EXHIBIT 99.1

[NTN logo here]

CONTACT:
James Frakes
Chief Financial Officer
NTN Communications, Inc.
(888) 752-9686 x 1263
James.Frakes@ntn.com

            NTN COMMUNICATIONS ANNOUNCES 20.9% INCREASE IN REVENUES
                                    FOR 2004

         *    iTV Network Registers Highest Q4 Domestic Site Growth in 7 Years

         *    Third Consecutive Quarter of Strong iTV Network Site Growth

         *    iTV Network Ends Year at All-Time High of 3,660 North America
              Sites

         *    Buzztime Deploys Two Additional Installations

CARLSBAD, CA, MARCH 16, 2005 -- NTN COMMUNICATIONS, INC. (AMEX: NTN), a leader in interactive communications and entertainment products for the home and for the hospitality industry, today announced results for the fourth quarter and year ended December 31, 2004. NTN will host a live webcast and conference call today at 3:00 pm EDT to discuss the results (see conference call details below).

FISCAL YEAR 2004 RESULTS
------------------------

CONSOLIDATED RESULTS

Consolidated revenues increased by 20.9% to $35.66 million in 2004, compared to revenues of $29.49 million in 2003. The company reported a consolidated net loss of $4.98 million, or $(0.09) per common share for the 2004 period, which was a $2.27 million increase over the net loss of $2.71 million, or $(0.06) per common share in the 2003 period. The $4.98 million net loss represented the combination of a net loss of $1.02 million from the NTN Hospitality Technologies division and a net loss of $3.96 million from NTN's Buzztime subsidiary.

HOSPITALITY TECHNOLOGIES DIVISION RESULTS

Revenues for the division increased by $6.0 million, or 20.5%, to $35.30 million in 2004, compared to revenues of $29.29 million in 2003. The revenue growth arose from all three segments in the division: NTN iTV Network both domestically and in Canada, NTN Wireless and Software Solutions.

NTN iTV Network's net site growth of 184 sites in the United States in 2004 was the strongest annual net site growth in seven years and compares to an average annual change of 62 sites over that seven-year span. Management attributes this success to the announcement of its new NTN Blast content and a restructured sales force. The NTN Wireless segment posted 12.5% revenue growth in 2004. The Software Solutions segment contained an entire year of operations in 2004 compared to five months of operations in 2003, as that operation was formed on July 31, 2003.

The NTN Hospitality Technologies division's net loss of $1.02 million in 2004 represented an increased loss of $2,052,000 from net income of $1.04 million in 2003. Within the Hospitality Technologies division, the three segments posted the following revenue and income contributions:

                                                      Year Ended December 31,
                                                       2004            2003
                                                   -------------   -------------
   Revenues by Segment:
     NTN iTV Network                               $ 25,925,000    $ 23,024,000
     NTN Wireless                                     5,337,000       4,742,000
     Software Solutions                               4,034,000       1,527,000
                                                   -------------   -------------
   Hospitality Technologies Division Revenues      $ 35,296,000    $ 29,293,000
                                                   =============   =============

   Income (Loss) by Segment:
     NTN iTV Network                               $  1,122,000    $  1,772,000
     NTN Wireless                                       (64,000)       (171,000)
     Software Solutions                              (2,074,000)       (565,000)
                                                   -------------   -------------
   Hospitality Technologies Division Income (Loss) $ (1,016,000)   $  1,036,000
                                                   =============   =============

Net Income in the three segments is addressed as follows:

a) The earnings of the NTN iTV Network segment declined as a result of several cost and revenue items summing to $1,288,000 as follows:

         1. Sarbanes-Oxley-related costs of $369,000 with no comparable expense in 2003,
         2. Decreased installation revenues of $592,000 in the iTV Network. This is a non-cash accounting measure that is based on spreading our installation revenue over 3 years.
         3.   Decreased domestic advertising revenue of $266,000,
         4.   Increased non-cash stock based compensation expense of $61,000,

Without these charges, the NTN iTV Network segment net income would have been $638,000 higher in 2004 than 2003. Management believes that in 2005, Sarbanes-Oxley-related costs will decline considerably and that the difference in recognized installation revenues will also narrow significantly. It has also taken steps to change its advertising model, which it believes will give the company improved results over 2004.

b) Earnings in the Wireless Segment were negatively impacted in both years by over $500,000 in legal fees, including $409,000 spent in 2004 defending a lawsuit from a competitor. On March 2nd 2005, the court dismissed the competitor's litigation under a settlement agreement without liability or any payment by NTN to the other party. Without this lawsuit, the Segment would have posted income of $345,000 in 2004.

c) Increased loss in the Software Solutions segment was due to twelve months of operations in 2004 compared to five months in 2003, when this segment was formed via an acquisition. In an effort to immediately reduce costs in this segment and focus on the strongest products from the acquisition, we have recently spun off a portion of our Software Solutions business relating to non-Domino's-related POS sales. We are now focusing on our reservation and table management products, which we believe are showing strong potential.

BUZZTIME SUBSIDIARY RESULTS

Buzztime reported revenue of $359,000 in 2004 compared to $196,000 in 2003. 2004 included $130,000 in revenues recognized under a development agreement with Comcast Cable compared to $170,000 in 2003. Excluding that $40,000 negative variance in the revenue from the Comcast development agreement, Buzztime's revenues grew by $203,000. The primary factor in this pro forma increase was $150,000 from United States and Canadian satellite operators for distribution of Buzztime trivia to their users on a subscription basis. The remainder of the revenue growth came from a variety of sources including increases in license revenue from SusCom and Digeo.

The net loss for Buzztime was $3.96 million in 2004, an increase of $216,000, or 5.8%, from the net loss of $3.75 million in 2003.

NTN posted consolidated EBITDA of $(898,000) in 2004 compared to EBITDA of $1.47 million in 2003, a decrease of $2.36 million. The NTN Hospitality Technology division posted EBITDA of $2.50 million in 2004 versus $4.68 million in the 2003.

"We are pleased with the true performance and long-term trends of the operations," stated chairman and CEO Stanley B. Kinsey. "Buzztime remains one of the most widely deployed applications in the emerging iTV cable space, and with two new installations, we continue to believe in the potential for our cable operations. Buzztime is also receiving traction in the satellite, mobile and in-home retail markets.

"We are also well positioned in our Hospitality Technologies business as the segments showed positive trends coming into 2005, while we've already taken steps to curb the losses in our weak areas. We are pleased to have settled the long-running lawsuit with a competitor in our Wireless segment. In addition, the recent spin-off of a portion of our Software Solutions business will lower losses in that segment this year, allowing us to focus on the strongest products from that acquisition. Finally, while sales growth in our iTV Network segment shows continued strength, the cost of installing a site is coming down dramatically as we install many new sites with DSL versus VSAT, lessening investment per site by over 30%."

FOURTH QUARTER
--------------

CONSOLIDATED RESULTS

For the fourth quarter ended December 31, 2004, consolidated revenues increased by 16.2% to $9.51 million, compared to revenues of $8.18 million for the fourth quarter of 2003. The company reported a consolidated net loss of $1,379,000, or $(0.03) per common share for the quarter, which was a $487,000 increase over the net loss of $892,000, or $(0.02) per common share in the fourth quarter of 2003. The increased loss over the prior year was primarily due to lower income from the Company's NTN iTV Network segment and increased losses from the Company's Software Solutions unit.

HOSPITALITY TECHNOLOGIES DIVISION RESULTS

Within the Hospitality Technologies division, the three segments posted the following revenue and income contributions:

                                                 Three Months Ended December 31,
                                                        2004            2003
                                                     ------------   ------------
   Revenues by Segment:
     NTN iTV Network                                 $ 7,036,000    $ 6,188,000
     NTN Wireless                                      1,206,000      1,027,000
     Software Solutions                                1,172,000        943,000
                                                     ------------   ------------
   Hospitality Technologies Division Revenues        $ 9,414,000    $ 8,158,000
                                                     ============   ============

   Income (Loss) by Segment:
     NTN iTV Network                                 $   171,000    $   432,000
     NTN Wireless                                        (52,000)       (91,000)
     Software Solutions                                 (495,000)      (244,000)
                                                     ------------   ------------
   Hospitality Technologies Division Income (Loss)   $  (376,000)   $    97,000
                                                     ============   ============

Revenues for the NTN Hospitality Technologies division increased by $1.26 million, or 15.4%, to $9.41 million for the fourth quarter of 2004, compared to revenues of $8.16 million for the same period of 2003. The revenue growth arose from all three segments in the division: NTN iTV Network (both domestically and in Canada), NTN Wireless and Software Solutions.

NTN iTV Network's net site growth of 84 sites in the United States in the fourth quarter of 2004 was the strongest fourth quarter site growth in six years and compares to an average increase of 56 net sites in fourth quarters over that seven year period. Most of the site growth came in December, which means most of the resulting growth revenues and income will not be felt until first quarter of 2005. Management attributes this success to the announcement of its new NTN Blast content, including the promise of the recently released Texas Hold 'Em game and a restructured sales force. The NTN Wireless segment posted 17.4% revenue growth over the fourth quarter of 2003. The Software Solutions segment posted 24.3% revenue growth over the fourth quarter of 2003.

The earnings and EBITDA of the NTN Hospitality Technologies division declined by $473,000 and $312,000, respectively, during the fourth quarter of 2004 as a result of several cost and revenue items which were addressed above for the year.

BUZZTIME SUBSIDIARY RESULTS

Buzztime reported revenue of $97,000 in the fourth quarter of 2004 compared to $24,000 in the fourth quarter of 2003, a $73,000 increase. The primary factor in the $73,000 increase was $46,000 from United States and Canadian satellite operators for distribution of Buzztime trivia to their users on a subscription basis. The remainder of the revenue growth came from increases in a variety of revenue sources, including license revenue from SusCom and revenue under our development agreement with Comcast Cable.

Buzztime also reported two additional installations with a major cable operator, bringing its total installations to eight.

The net loss for Buzztime was $1,003,000 in the fourth quarter of 2004, an increase of $14,000, or 1.4%, from the net loss of $989,000 in the fourth quarter of 2003. The decreased loss was due to increased SG&A expenses.

NTN posted consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), a measurement not recognized under United States generally accepted accounting principles (GAAP), of $(245,000) in the fourth quarter of 2004 compared to EBITDA of $35,000 in the fourth quarter of 2003, a decrease of $280,000. The NTN Hospitality Technology division posted EBITDA of $587,000 in the fourth quarter of 2004 versus $899,000 in the fourth quarter of 2003.

A detailed schedule reconciling net income and loss, the nearest GAAP measure, to EBITDA is included in the supplemental tables below. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's operating performance. EBITDA should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare NTN's current results with results from other reporting periods and with the results of other companies.

CONFERENCE CALL

A conference call to review the fourth quarter earnings is scheduled for today at 3:00 pm. EDT. Investors may access the teleconference call by dialing (877) 707-9628 approximately 15 minutes prior to the starting time and ask to be connected to the NTN Communications Fourth Quarter Earnings Conference Call. International callers please dial (785) 832-1523. This call is also being simultaneously webcast and can be accessed at NTN Communications' web site at www.ntn.com.

A replay will be available beginning on immediately following the conclusion of the conference call through March 30, 2005 at 11:59 p.m. EST. Please dial (800) 839-5630 to access the replay. International callers please dial (402) 220-2557.

An archive of the webcast will also be available on the Company's Web site at www.ntn.com.

ABOUT NTN COMMUNICATIONS, INC.

Based in Carlsbad, CA, NTN Communications, Inc. is the parent corporation of the NTN Hospitality Technologies division and Buzztime Entertainment, Inc., a subsidiary. The NTN Hospitality Technologies division, which focuses on the out-of-home hospitality industries, is comprised of the NTN interactive Television (iTV) Network, NTN Wireless Communications, Inc. and NTN Software Solutions, Inc. The iTV Network is the largest out of home interactive entertainment network in the world and provides a promotional service to our hospitality customers. The NTN iTV Network delivers entertainment and sports game content engaging more than 1.7 million players and reaching more than 6 million unique customers each month in over 3,600 North American hospitality locations. NTN Wireless(tm) manufactures, sells, and repairs paging equipment to over 2,700 restaurants, as well as providing on site messaging solutions for hospitals, church and synagogue nurseries, salons, business offices and retail establishments. NTN Software Solutions develops and markets restaurant management software products to over 3,400 restaurants. NTN Hospitality Technologies provides services to leading restaurants such as Applebee's, Buffalo Wild Wings, The Cheesecake Factory, Darden Restaurants, Domino's Pizza, Gaylord Entertainment, MGM MIRAGE, TGIFriday's and more. Buzztime Entertainment, Inc. produces Buzztime(r), the interactive trivia channel, and live sports prediction games such as QB1(r) from its live interactive broadcast studio. Buzztime's multiplayer games are available on the NTN iTV Network, cable television, satellite television, mobile phones and airplanes. Buzztime's partners include: Media General, Inc., Echostar, Airborne Entertainment, Cadaco, DTI Software, America West Airlines, Liberate Technologies, Digeo Inc., ICTV and the National Football League.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH REFLECT MANAGEMENT'S CURRENT VIEWS OF FUTURE EVENTS AND OPERATIONS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS PERTAINING TO THE EXPECTED REDUCTION IN THE COST OF SARBANES-OXLEY COMPLIANCE EFFORTS, FUTURE EXPANSION IN THE HOSPITALITY AND CABLE INDUSTRY AS WELL AS IN THE SATELLITE, MOBILE AND IN-HOME RETAIL MARKETS, INTRODUCTION OF NEW PRODUCTS SUCH AS NTN BLAST, INCLUDING TEXAS HOLD 'EM POKER, CHANGES IN BUSINESS LINES SUCH AS THE REDUCTION IN LOSSES OF SOFTWARE SOLUTIONS, ONGOING SALES GROWTH IN THE ITV NETWORK, EXPECTED REDUCTIONS IN THE COST OF A SITE INSTALLATION IN THE ITV NETWORK, EXPECTED IMPROVEMENT IN ITV NETWORK ADVERTISING SALES AND CONSUMMATION OF CONTRACTS SUCH AS THE NATIONAL AGREEMENT WITH A CABLE OPERATOR, ARE ALL BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS AND UNCERTAINTIES INCLUDE THE RISK OF CHANGING ECONOMIC CONDITIONS, FAILURE OF PRODUCT DEMAND OR MARKET ACCEPTANCE OF BOTH EXISTING AND NEW PRODUCTS, DELAYS IN CLOSING OF SALES OR AGREEMENTS, UNFORESEEN AND UNCONTROLLABLE INCREASES IN EXPENSES OR COSTS AND THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING. OTHER IMPORTANT FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS ARE DISCUSSED IN THE "RISK FACTORS" SECTION AND OTHER SECTIONS OF NTN'S FORM 10-K FOR THE YEAR ENDED

DECEMBER 31, 2003 AND THE COMPANY'S PROSPECTUS SUPPLEMENT DATED JANUARY 27, 2004 TO THE REGISTRATION STATEMENT ON FORM S-3, WHICH ARE ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE ARE BASED ON INFORMATION AVAILABLE TO US ON THE DATE HEREOF. THESE STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF, AND NTN DOES NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE ANY OF ITS FORWARD-LOOKING STATEMENTS EVEN IF EXPERIENCE OR FUTURE CHANGES SHOW THAT THE INDICATED RESULTS OR EVENTS WILL NOT BE REALIZED.

      For additional free information on NTN Communications at no charge, please call 1-800-PRO-INFO and enter ticker symbol NTN

                             -- Tables to Follow -

                                   NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          THREE MONTHS ENDED DECEMBER 31,     YEAR ENDED DECEMBER 31,
                                                           -----------------------------   -----------------------------
                                                               2004            2003            2004            2003
                                                           -------------   -------------   -------------   -------------
Revenues:
     NTN Hospitality Technologies revenues                 $  9,410,000    $  8,148,000    $ 35,274,000    $ 29,275,000
     BUZZTIME service revenues                                   95,000          24,000         359,000         196,000
     Other revenues                                               6,000          10,000          22,000          18,000
                                                           -------------   -------------   -------------   -------------
            Total revenues                                    9,511,000       8,182,000      35,655,000      29,489,000
                                                           -------------   -------------   -------------   -------------

Operating expenses:
     Direct operating costs                                   3,442,000       2,837,000      12,257,000      11,146,000
     Selling, general and administrative                      6,515,000       5,683,000      24,836,000      18,400,000
     Litigation, legal and professional fees                    291,000         219,000       1,641,000         831,000
     Stock based compensation                                   140,000         293,000         232,000
     Depreciation and amortization                              356,000         189,000       1,355,000       1,097,000
     Research and development                                    73,000          85,000         329,000         329,000
                                                           -------------   -------------   -------------   -------------
            Total operating expenses                         10,817,000       9,013,000      40,711,000      32,035,000
                                                           -------------   -------------   -------------   -------------

Operating loss                                               (1,306,000)       (831,000)     (5,056,000)     (2,546,000)
                                                           -------------   -------------   -------------   -------------

Other income (expense):
     Interest income                                             32,000           1,000          98,000           5,000
     Interest expense                                           (56,000)        (38,000)       (152,000)       (238,000)
     Other                                                           --              --         225,000         105,000
                                                           -------------   -------------   -------------   -------------
            Total other income (expense)                        (24,000)        (37,000)        171,000        (128,000)
                                                           -------------   -------------   -------------   -------------

Net loss before income taxes & minority interest             (1,330,000)       (868,000)     (4,885,000)     (2,674,000)

Provision for income taxes                                      (49,000)        (24,000)        (94,000)        (47,000)
                                                           -------------   -------------   -------------   -------------

Loss before minority interest in consolidated subsidiary     (1,379,000)       (892,000)     (4,979,000)     (2,721,000)

Minority interest in loss of consolidated subsidiary                 --              --              --          10,000

                                                           -------------   -------------   -------------   -------------
            Net loss                                       $ (1,379,000)   $   (892,000)   $ (4,979,000)   $ (2,711,000)
                                                           =============   =============   =============   =============

Net loss per common share - basic and diluted
     Net loss per share                                    $      (0.03)   $      (0.02)   $      (0.09)   $      (0.06)
                                                           =============   =============   =============   =============

Weighted average shares outstanding - basic and diluted      52,941,000      47,954,000      52,599,000      45,446,000
                                                           =============   =============   =============   =============

EBITDA RECONCILIATION:
Net loss                                                   $ (1,379,000)   $   (892,000)   $ (4,979,000)   $ (2,711,000)
add back:
     Interest expense, net                                       24,000          37,000          54,000         233,000
     Provision for income taxes                                  49,000          24,000          94,000          47,000
     Depreciation and amortization                            1,061,000         866,000       3,933,000       3,897,000
                                                           -------------   -------------   -------------   -------------
EBITDA                                                     $   (245,000)   $     35,000    $   (898,000)   $  1,466,000
                                                           =============   =============   =============   =============

EBITDA (EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION) IS NOT
INTENDED TO REPRESENT A MEASURE OF PERFORMANCE IN ACCORDANCE WITH GENERALLY
ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). EBITDA IS INCLUDED HEREIN BECAUSE
MANAGEMENT BELIEVES THAT CERTAIN INVESTORS FIND IT TO BE A USEFUL TOOL FOR
MEASURING THE COMPANY'S OPERATING PERFORMANCE.

                                                       7

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                      STATEMENTS OF OPERATIONS BY BUSINESS

For the purposes of this presentation, Hospitality Technologies division information includes certain "Other Revenues," which are not material.

                                                           FOR THE YEAR ENDED DECEMBER 31, 2004
                                                      ---------------------------------------------
                                                      HOSPITALITY
                                                      TECHNOLOGIES      BUZZTIME          TOTAL
                                                      -------------   -------------   -------------
Revenues                                              $ 35,296,000    $    359,000    $ 35,655,000
Operating expenses                                      36,393,000       4,318,000      40,711,000
                                                      -------------   -------------   -------------
Operating income (loss)                                 (1,097,000)     (3,959,000)     (5,056,000)
Other income (expense)                                     175,000          (4,000)        171,000
                                                      -------------   -------------   -------------
Income (loss) before income tax                           (922,000)     (3,963,000)     (4,885,000)
Provision for income taxes                                 (94,000)             --         (94,000)
                                                      -------------   -------------   -------------
Net income (loss)                                     $ (1,016,000)   $ (3,963,000)   $ (4,979,000)
                                                      =============   =============   =============

EBITDA CALCULATION:
Net income (loss)                                     $ (1,016,000)   $ (3,963,000)   $ (4,979,000)
less:
  Interest expense, net                                     50,000           4,000          54,000
  Provision for income taxes                                94,000              --          94,000
  Depreciation & amortization                            3,373,000         560,000       3,933,000
                                                      -------------   -------------   -------------
EBITDA                                                $  2,501,000    $ (3,399,000)   $   (898,000)
                                                      =============   =============   =============

                                                           FOR THE YEAR ENDED DECEMBER 31, 2003
                                                      ---------------------------------------------
                                                      HOSPITALITY
                                                      TECHNOLOGIES      BUZZTIME          TOTAL
                                                      -------------   -------------   -------------
Revenues                                              $ 29,293,000    $    196,000    $ 29,489,000
Operating expenses                                      28,082,000       3,953,000      32,035,000
                                                      -------------   -------------   -------------
Operating income (loss)                                  1,211,000      (3,757,000)     (2,546,000)
Other income (expense)                                    (128,000)             --        (128,000)
                                                      -------------   -------------   -------------
Income (loss) before income tax & minority interest      1,083,000      (3,757,000)     (2,674,000)
Provision for income taxes                                 (47,000)             --         (47,000)
                                                      -------------   -------------   -------------
Net income (loss) before minority interest               1,036,000      (3,757,000)     (2,721,000)
Minority interest                                               --          10,000          10,000
                                                      -------------   -------------   -------------
Net income (loss)                                     $  1,036,000    $ (3,747,000)   $ (2,711,000)
                                                      =============   =============   =============

EBITDA CALCULATION:
Net income (loss)                                     $  1,036,000    $ (3,747,000)   $ (2,711,000)
less:
  Interest expense, net                                    233,000              --         233,000
  Provision for income taxes                                47,000              --          47,000
  Depreciation & amortization                            3,359,000         538,000       3,897,000
                                                      -------------   -------------   -------------
EBITDA                                                $  4,675,000    $ (3,209,000)   $  1,466,000
                                                      =============   =============   =============

                                        8

EBITDA (EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION) IS NOT INTENDED TO REPRESENT A MEASURE OF PERFORMANCE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). EBITDA IS INCLUDED HEREIN BECAUSE MANAGEMENT BELIEVES THAT CERTAIN INVESTORS FIND IT TO BE A USEFUL TOOL FOR MEASURING THE COMPANY'S OPERATING PERFORMANCE.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                      STATEMENTS OF OPERATIONS BY BUSINESS

For the purposes of this presentation, Hospiality Technologies division information includes certain "Other Revenues," which are not material.

                                    FOR THE THREE MONTHS ENDED DECEMBER 31, 2004
                                   ---------------------------------------------
                                   HOSPITALITY
                                   TECHNOLOGIES      BUZZTIME          TOTAL
                                   -------------   -------------   -------------
Revenues                           $  9,414,000    $     97,000    $  9,511,000
Operating expenses                    9,721,000       1,096,000      10,817,000
                                   -------------   -------------   -------------
Operating income (loss)                (307,000)       (999,000)     (1,306,000)
Other income (expense)                  (20,000)         (4,000)        (24,000)
                                   -------------   -------------   -------------
Income (loss) before income tax        (327,000)     (1,003,000)     (1,330,000)
Provision for income taxes              (49,000)             --         (49,000)
                                   -------------   -------------   -------------
Net income (loss)                  $   (376,000)   $ (1,003,000)   $ (1,379,000)
                                   =============   =============   =============

EBITDA CALCULATION:
Net income (loss)                  $   (376,000)   $ (1,003,000)   $ (1,379,000)
less:
  Interest expense, net                  20,000           4,000          24,000
  Provision for income taxes             49,000              --          49,000
  Depreciation & amortization           894,000         167,000       1,061,000
                                   -------------   -------------   -------------
EBITDA                             $    587,000    $   (832,000)   $   (245,000)
                                   =============   =============   =============

                                    FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
                                   ---------------------------------------------
                                   HOSPITALITY
                                   TECHNOLOGIES      BUZZTIME          TOTAL
                                   -------------   -------------   -------------
Revenues                           $  8,158,000    $     24,000    $  8,182,000
Operating expenses                    8,000,000       1,013,000       9,013,000
                                   -------------   -------------   -------------
Operating income (loss)                 158,000        (989,000)       (831,000)
Other income (expense)                  (37,000)             --         (37,000)
                                   -------------   -------------   -------------
Income (loss) before income tax         121,000        (989,000)       (868,000)
Provision for income taxes              (24,000)             --         (24,000)
                                   -------------   -------------   -------------
Net income (loss)                  $     97,000    $   (989,000)   $   (892,000)
                                   =============   =============   =============

EBITDA CALCULATION:
Net income (loss)                  $     97,000    $   (989,000)   $   (892,000)
less:
  Interest expense, net                  37,000              --          37,000
  Provision for income taxes             24,000              --          24,000
  Depreciation & amortization           741,000         125,000         866,000
                                   -------------   -------------   -------------
EBITDA                             $    899,000    $   (864,000)   $     35,000
                                   =============   =============   =============

EBITDA (EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION) IS NOT INTENDED TO REPRESENT A MEASURE OF PERFORMANCE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"). EBITDA IS INCLUDED HEREIN BECAUSE MANAGEMENT BELIEVES THAT CERTAIN INVESTORS FIND IT TO BE A USEFUL TOOL FOR MEASURING THE COMPANY'S OPERATING PERFORMANCE.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 2004 and 2003

                                    ASSETS                              2004             2003
                                                                    --------------   --------------

Current Assets:
     Cash and cash equivalents                                      $   6,710,000    $   2,503,000
     Restricted cash                                                       66,000               --
     Accounts receivable - trade, net of allowance for
       doubtful accounts of $762,000 in 2004 and
       $811,000 in 2003                                                 3,405,000        2,324,000
     Inventory                                                            399,000          404,000
     Investments available-for-sale                                       304,000          189,000
     Deposits on broadcast equipment                                      534,000           34,000
     Deferred costs                                                       960,000          493,000
     Prepaid expenses and other current assets                          1,128,000          757,000
                                                                    --------------   --------------

                      Total current assets                             13,506,000        6,704,000

Broadcast equipment and fixed assets, net                               6,451,000        4,398,000
Software development costs, net of accumulated amortization
  of $993,000 in 2004 and $689,000 in 2003                                763,000          676,000
Deferred costs                                                            922,000          505,000
Goodwill                                                                3,658,000        3,490,000
Intangible assets, net                                                  4,011,000        4,800,000
Other assets                                                               77,000           57,000
                                                                    --------------   --------------
                      Total assets                                  $  29,388,000    $  20,630,000
                                                                    ==============   ==============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                               $   1,590,000    $     612,000
     Accrued expenses                                                   2,672,000        3,393,000
     Income taxes payable                                                  93,000           39,000
     Obligations under capital leases                                     148,000          165,000
     Deferred revenue                                                   1,448,000        1,478,000
     Deferred revenue-Buzztime                                            291,000          206,000
     Equipment note payable                                               620,000           46,000
                                                                    --------------   --------------
                      Total current liabilities                         6,862,000        5,939,000

Obligations under capital leases, excluding current portion               123,000          181,000
Revolving line of credit                                                       --        1,000,000
Deferred revenue                                                          368,000          262,000
Equipment note payable                                                         --          184,000
                                                                    --------------   --------------
                      Total liabilities                                 7,353,000        7,566,000
                                                                    --------------   --------------

Shareholders' equity:
     Series A 10% cumulative convertible preferred stock,
        $.005 par value, 5,000,000 shares authorized;
        161,000 shares issued and outstanding at December
        31, 2004 and December 31, 2003                                      1,000            1,000
     Common stock, $.005 par value, 84,000,000 shares authorized;
        53,026,000 and 48,623,000 shares issued and outstanding
        at December 31, 2004 and December 31, 2003, respectively          264,000          242,000
     Additional paid-in capital                                       109,008,000       95,239,000
     Accumulated deficit                                              (86,769,000)     (81,790,000)
     Accumulated other comprehensive loss                                (469,000)        (628,000)
                                                                    --------------   --------------
                      Total shareholders' equity                       22,035,000       13,064,000
                                                                    --------------   --------------

                      Total liabilities and shareholders' equity    $  29,388,000    $  20,630,000
                                                                    ==============   ==============

                                       10